EXHIBIT 99

SYNERGY RESOURCES CORPORATION

 July 10, 2013 06:00 ET
 Synergy Resources Reports Fiscal Third Quarter 2013 Results

 Revenues up 64% to $12.3 Million, Driving Operating Income up 26% to $4.9 Million and Net Income of $0.07 per Share;

 Company to Host Earnings  Conference  Call Today,  July 10, 2013 at 12:00 p.m.
 ET
 Phone Numbers are 877-407-9122 for Toll Free Dial-In; or 201-493-6747 for International/Local Dial-In

 PLATTEVILLE, CO--(Marketwire - July 10, 2013) - Synergy Resources Corporation (NYSE MKT: SYRG), a U.S. oil and gas exploration and production company focused in the Denver-Julesburg Basin, reported its fiscal third quarter results for the period ended May 31, 2013.

 Third Quarter 2013 Financial Highlights vs. Same Year-Ago Quarter

     o    Revenues increased 64% to $12.3 million;
     o    Operating income increased 26% to $4.9 million;
     o    Net income increased 32% to $3.6 million; and
     o Adjusted EBITDA (a non-GAAP metric) increased 61% to a total of $9.3 million, representing a 76% return on revenue.

 Third Quarter 2013 Operational Highlights

     o Net oil and natural gas production increased to 207,543 barrels of oil equivalent (BOE), a year over year increase of 66%;

     o Average daily production increased to 2,256 BOE, a sequential quarter increase of 9% from 2,067 BOE produced during the second quarter and a 66% increase from 1,356 BOE in the year-ago quarter;

     o As non-operator, participated in 6 gross horizontal wells (2 net) in the Wattenberg Field.

     o As of May 31, 2013, our well count increased to a total of 294 gross oil and gas wells (221 net), including 9 wells in various stages of drilling or completion activities; and

o Spudded the first operated horizontal well on the Renfroe pad where we have a 97% working interest and over 80% net revenue interest.

 Third Quarter 2013 Financial Results

Revenues totaled $12.3 million, up 13% from $10.9 million in the previous quarter and up 64% from $7.5 million in the same quarter a year ago. The year-over-year improvement was attributed to a 66% increase in production, primarily from our operated vertical program and from our participation in non-operated horizontal wells in the Wattenberg Field, offset by a 2% decrease in the realized average selling price per BOE. During fiscal Q3 2013, average selling prices were $83.98 per barrel of oil and $4.76 per mcf of gas, as compared to $91.21 and $3.62, respectively, a year-ago.

Operating income increased to $4.9 million, up 9% from $4.5 million in the previous quarter and up 26% from $3.8 million in the same year- ago period. Net income was $3.6 million or $0.07 per basic share and $0.06 per diluted share, up 49% from $2.4 million or $0.05 per basic and diluted share in the year ago period.

Adjusted EBITDA (a non-GAAP financial measure) increased to $9.3 million, up from $7.9 million in the previous quarter and up from $5.8 million in the same period a year-ago.

As of May 31, 2013, our cash and equivalents totaled $19.2 million, as compared to $19.3 million at August 31, 2012. At May 31, 2013, there was $44.5 million borrowed under the revolving line of credit.

The following tables present certain per unit metrics that compare results of the corresponding quarterly reporting periods:

     Year over Year                         Three Months Ended
     --------------                        -------------------
                                            May 31,    May 31,
                                             2013       2012         Change
                                           --------    -------      --------
   Production:

     Oil (Bbls)                             115,225      69,230        66%
     Gas (McF)                              553,909     333,200        66%
     BOE (Bbls)                             207,543     124,763        66%
     BOEPD                                    2,256       1,356        66%

   Revenues (in thousands):

     Oil                                  $   9,677    $  6,314         53%
     Gas                                      2,637       1,208        118%
                                           --------    --------
     Total                                $  12,314    $  7,522         64%
                                          =========    ========

   Average sales price:

     Oil                                  $   83.98    $  91.21         -8%
     Gas                                       4.76        3.62         31%
     BOE (Bbls)                           $   59.33       60.29         -2%


     Lease operating expense ($/BOE)      $    5.05    $   3.65         38%
     Production taxes ($/BOE)             $    5.14    $   5.64         -9%
     DD&A expense ($/BOE)                 $   18.41    $  14.70         25%
     G&A expense ($/BOE)                  $    7.29    $   6.87          6%




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Quarter over Quarter                     Three Months Ended
--------------------                   ------------------------
                                         May 31,    February 28,
                                          2013         2013           Change
                                       ----------   -----------       ------
Production:

    Oil (Bbls)                           115,225      100,694           14%
    Gas (McF)                            553,909      512,069            8%
    BOE (Bbls)                           207,543      186,039           12%
    BOEPD                                  2,256        2,067            9%

Revenues (in thousands):

    Oil                                 $  9,677     $  8,478           14%
    Gas                                    2,637        2,443            8%
                                        --------     --------
    Total                               $ 12,314     $ 10,921           13%
                                        ========     ========

Average sales price:

    Oil                                 $  83.98     $  84.20            0%
    Gas                                 $   4.76     $   4.77            0%
    BOE (Bbls)                          $  59.33     $  58.70            1%

    Lease operating expense ($/BOE)     $   5.05     $   4.20           20%
    Production taxes ($/BOE)            $   5.14     $   5.88          -13%
    DD&A expense ($/BOE)                $  18.41     $  17.07            8%
    G&A expense ($/BOE)                 $   7.29     $   7.46           -2%


Year over Year
--------------
                                           Nine Months Ended
                                        ----------------------
                                         May 31,        May 31
                                          2013           2012            Change
                                        --------        -------          ------
Production:
    Oil (Bbls)                           296,220       160,995            84%
    Gas (McF)                          1,489,624       794,691            87%
    BOE (Bbls)                           544,490       293,444            86%
    BOEPD                                  1,994         1,075            86%

Revenues (in thousands):
    Oil                               $   24,662     $  14,646            68%
    Gas                                    6,887         3,574            93%
                                      ----------     ---------
    Total                             $   31,549     $  18,220            73%
                                      ==========     =========

Average sales price:
    Oil                               $    83.25     $   90.97            -8%
    Gas                               $     4.62     $    4.50             3%
    BOE (Bbls)                        $    57.94     $   62.09            -7%

    Lease operating expense ($/BOE)   $     4.32     $    3.57            21%
    Production taxes                  $     5.46     $    5.70            -4%
    ($/BOE)
    DD&A expense ($/BOE)              $    17.11     $   15.68             9%
    G&A expense ($/BOE)               $     7.37     $    8.72           -15%


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Monty Jennings, Chief Financial Officer,  commented "In our fiscal third quarter we began the transition to horizontal operations and we have been focused on readying our initial horizontal pad sites for drilling activity and building our inventory of permits for horizontal wells in the Wattenberg Field. Although we didn't complete any new operated wells in the third quarter, our production has grown through additional compression equipment on our vertical well pad sites and through continued participation in non-operated wells. The third quarter was another record quarter in both production and revenue for Synergy while we maintained a high operating margin. We look forward to completing our first five operated horizontal wells later this quarter and continuing our aggressive horizontal drilling program which should accelerate our growth in fiscal 2014."

Conference Call Information

Synergy Resources President and CEO Ed Holloway, Executive Vice President William Scaff, Jr., CFO Monty Jennings, and VP of Operations Craig Rasmuson will host the presentation, followed by a question and answer period.

Date: Wednesday, July10, 2013 Time: 12:00 p.m. Eastern time (10:00 a.m. Mountain time)

877-407-9122  Toll Free Dial-In (US & Canada)
201-493-6747  International/Local Dial-In

The conference call will be webcast simultaneously which you can access via this link: http://syrginfo.equisolvewebcast.com/q3-2013 and via the investor section of the company's web site at www.syrginfo.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, contact Jon Kruljac with Synergy Resources at 303-840-8166. A replay of the call will be available after 3:00 p.m. Eastern time on the same day and until July 24, 2013.

Replay Dial-In Numbers
  877-660-6853 Toll Free (US & Canada)
  201-612-7415 International/Local
  Replay ID#411931

About Synergy Resources Corporation

Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska. The Wattenberg field in the D-J Basin ranks as one of the most productive fields in the U.S. The company's corporate offices are located in Platteville, Colorado. More company new s and information about Synergy Resources is available at www.syrginfo.com.

Important Cautions Regarding Forward Looking Statements

This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "believes", "expects", "anticipates", "intends", "plans", "estimates", "should", "likely" or similar expressions, indicates a forward-looking statement. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to


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management.  The actual  results  could  differ  materially  from a  conclusion, forecast or projection in the forward-looking information. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast
or   projection   as  reflected   in  the   forward-looking   information.   The
identification in this press release of factors that may affect the company's future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Factors that could cause the company's actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the success of the company's exploration and development efforts; the price of oil and gas; worldwide economic situation; change in interest rates or inflation; willingness and ability of third parties to honor their contractual commitments; the company's ability to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital; costs, which may be affected by delays or cost overruns; costs of production; environmental and other regulations, as the same presently exist or may later be amended; the company's ability to identify, finance and integrate any future acquisitions; and the volatility of the company's stock price.

Financial Statements

Condensed financial statements are included below. Additional financial information, including footnotes that are considered an integral part of the financial statements, will be included in Synergy's Edgar Filings at www.sec.gov on Form10-Q for the period ended May 31, 2013.

                          SYNERGY RESOURCES CORPORATION
                            CONDENSED BALANCE SHEETS
                            (Unaudited, in thousands)

                                                May 31, 2013     August 31, 2012
                                               ---------------   ---------------
ASSETS
Cash and cash equivalents                      $    19,211       $    19,284
Other current assets                                10,792             7,183
                                               -----------       -----------
      Total current assets                          30,003            26,467
                                               -----------       -----------

Oil and gas properties and other equipment         172,810            92,702
Deferred tax asset, net                                  -               332
Other assets                                           728             1,230
                                               -----------       -----------
      Total assets                                 203,541           120,731
                                               ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                                 24,319            15,592
Revolving credit facility                           44,486             3,000
Deferred tax liability, net                          4,288                 -
Asset retirement obligations                         2,694             1,027
                                               -----------       -----------
      Total liabilities                             75,787            19,619
                                               -----------       -----------

Shareholder's equity:
      Common stock and paid-in capital             141,985           123,927
      Accumulated deficit                          (14,231)          (22,815)
                                               -----------       -----------
      Total shareholders' equity                   127,754           101,112
                                               -----------       -----------
      Total liabilities and shareholders'
        equity                                     203,541           120,731
                                               ===========       ===========


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                          SYNERGY RESOURCES CORPORATION
                       CONDENSED STATEMENTS OF OPERATIONS
           (Unaudited, in thousands, except share and per share data)

                                 Three Months Ended      Nine Months Ended
                                 May 31,     May 31,     May 31,     May 31,
                                  2013        2012        2013        2012
                                 -------     -------     ------      ------

Oil and gas revenues             $12,314     $ 7,522    $ 31,549     $18,220
                                 -------     -------    --------     -------

Expenses
   Lease operating expenses        1,048         456       2,352       1,048
   Production taxes                1,067         703       2,975       1,672
   Depreciation, depletion,
      and amortization             3,820       1,834       9,316       4,600
   General and administrative      1,514         682       4,013       2,559
                                 -------     -------    --------     -------
     Total
     expenses                      7,449       3,675      18,656       9,879
                                 -------     -------    --------     -------

Operating income                   4,865       3,847      12,893       8,341
                                 -------     -------    --------     -------

Other income
(expense)
   Commodity derivative gain         540           -         386           -
   Interest expense, net             (94)          -         (94)          -
   Interest income                     5          16          20          27
                                 -------     -------    --------     -------
     Total other income              451          16         312          27
                                 -------     -------    --------     -------

Income before income taxes         5,316       3,863      13,205       8,368

Deferred income tax (provision)
  benefit                         (1,701)     (1,432)     (4,620)      1,809
                                 -------     -------    --------     -------
Net income                       $ 3,615     $ 2,431    $  8,585     $10,177
                                 =======     =======    ========     =======

Net income per common share:

   Basic                         $  0.07     $  0.05    $   0.16     $  0.23
                                 =======     =======    ========     =======
   Diluted                       $  0.06     $  0.05    $   0.15     $  0.22
                                 =======     =======    ========     =======

Weighted average shares
outstanding:

   Basic                      55,238,098  51,292,810  53,283,695  44,968,566

   Diluted                    58,918,586  53,174,793 b 5,623,990  46,775,994


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



                          SYNERGY RESOURCES CORPORATION
                       CONDENSED STATEMENTS OF CASH FLOWS
                            (unaudited, in thousands)

                                                        Nine Months Ended
                                                  May 31, 2013     May 31, 2012
                                                  ------------     ------------
Cash flow from operating activities:
   Net income                                       $  8,585         $ 10,177
                                                    --------         --------
   Adjustments to reconcile net income to net cash
      provided by operating activities:
    Depreciation, depletion, and amortization          9,316            4,600
    Provision for deferred taxes                       4,620           (1,809)
    Other, non-cash items                                626              323
    Changes in operating assets and liabilities        5,096            3,787
                                                    --------         --------

    Total adjustments                                 19,658            6,901
                                                    --------         --------
    Net cash provided by operating activities         28,243           17,078
                                                    --------         --------

Cash flows from investing activities:
   Acquisition of property and equipment             (70,269)         (34,026)
                                                    --------         --------
   Net cash used in investing activities             (70,269)         (34,026)
                                                    --------         --------

Cash flows from financing activities:
   Net proceeds from equity transactions                 467           37,422
   Net proceeds from/(repayments of) debt             41,486           (2,200)
                                                    --------         --------
   Net cash provided by financing activities          41,953           35,222

Net increase (decrease) in cash and cash equivalents     (73)          18,274
Cash and equivalents at beginning of period           19,284            9,491
                                                    --------         --------
Cash and equivalents at end of period               $ 19,211         $ 27,765
                                                    ========         ========


 About Non-GAAP Financial Measures

The company uses "adjusted EBITDA," as a non-GAAP financial measure to evaluate financial performance such as period-to-period comparisons. This Non-GAAP measure is not defined under U.S. GAAP and should be considered in addition to, not as a substitute for, indicators of financial performance reported in accordance with U.S. GAAP. The company may use non-GAAP measures that are not comparable to measures with similar titles reported by other companies. Also, in the future, the company may disclose different non-GAAP financial measures in order to help investors more meaningfully evaluate and compare the company's future results of operations to its previously reported results. The company encourages investors to review its financial statements and publicly-filed reports in their entirety and not rely on any single financial measure. The section titled "Reconciliation of Non-GAAP Financial Measures" includes a detailed description of this measure as well as a reconciliation to its most similar U.S. GAAP measure.

Reconciliation of Non-GAAP Financial Measures

The company defines adjusted EBITDA as net income adjusted to exclude the impact of interest expense, interest income, income taxes, depreciation, depletion and amortization, stock based compensation, and the plus or minus change in fair value of derivative assets or liabilities. The company believes adjusted EBITDA is relevant because it is a measure of cash flow available to fund capital expenditures and service debt and is a metric used by some industry analysts to provide a comparison of its results with its peers. The following table presents a reconciliation of the company's non-GAAP financial measures to the nearest GAAP measure.


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                 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                            (Unaudited, in thousands)

                                                  Three Months Ended
                                       -----------------------------------------
                                          May 31,   February 28,     May 31,
                                           2013        2013           2012
                                         -------    ------------     ------
Adjusted EBITDA:
  Net income                             $ 3,615     $  2,732        $ 2,431
  Depreciation, depletion, and
    amortization                           3,820        3,176          1,834

  Provision for deferred income tax        1,701        1,604          1,432
  Stock based compensation                   611          215            108
  Commodity derivative change               (502)         134              -
  Interest and related items, net             89           (8)           (16)
                                         -------     --------        -------
    Adjusted EBITDA                      $ 9,334     $  7,853        $ 5,789
                                         =======     ========        =======

                                                  Nine Months Ended
                                          ----------------------------------
                                          May 31, 2013          May 31, 2012
                                          ------------          ------------
Adjusted EBITDA:
  Net income                              $    8,585             $   10,177
  Depreciation, depletion, and
    amortization                               9,316                  4,600
  Provision for deferred income tax            4,620                (1,809)
  Stock based compensation                       994                    323
  Commodity derivative change                   (368)                     -
  Interest and related items, net                 74                    (27)
                                          ----------             ----------
    Adjusted EBITDA                       $   23,221             $   13,264
                                          ==========             ==========


 Contact Information

 Investor Relations Contact:

 Jon Kruljac
 Synergy Resources Corporation
 jkruljac@syrginfo.com
 Tel (303) 840-8166

 Company Contact:

 Rhonda Sandquist
 Synergy Resources Corporation
 rsandquist@syrginfo.com
 Tel (970) 737-1073